                                                                     EXHIBIT 3.2















                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                                 AMERIPATH, INC.

                            (A DELAWARE CORPORATION)

                                TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
ARTICLE 1 CERTIFICATE OF INCORPORATION .......................................   -  1 -
  Section 1.1     Contents ...................................................   -  1 -
  Section 1.2     Certificate in Effect ......................................   -  1 -

ARTICLE 2 MEETINGS OF STOCKHOLDERS ...........................................   -  1 -
  Section 2.1     Place ......................................................   -  1 -
  Section 2.2     Annual Meeting .............................................   -  2 -
  Section 2.3     Special Meetings ...........................................   -  2 -
  Section 2.4     Notice of Meetings .........................................   -  3 -
  Section 2.5     Affidavit of Notice ........................................   -  3 -
  Section 2.6     Quorum .....................................................   -  3 -
  Section 2.7     Voting Requirements ........................................   -  4 -
  Section 2.8     Proxies and Voting .........................................   -  4 -
  Section 2.9     No Stockholder Action Without Meeting ......................   -  4 -
  Section 2.10    Stockholder List ...........................................   -  5 -
  Section 2.11    Record Date ................................................   -  5 -
  Section 2.12    Advance Notice of Stockholder Proposed
                  Business at Annual Meeting..................................   -  6 -

ARTICLE 3 DIRECTORS ..........................................................   -  8 -
  Section 3.1     Number; Election and Term of Office ........................   -  8 -
  Section 3.2     Duties .....................................................   -  9 -
  Section 3.3     Compensation ...............................................   -  9 -
  Section 3.4     Reliance on Books ..........................................   -  9 -
  Section 3.6     Amendments .................................................   - 11 -
  Section 4.1     Place ......................................................   - 12 -
  Section 4.2     Annual Meeting .............................................   - 12 -
  Section 4.3     Regular Meetings ...........................................   - 12 -
  Section 4.4     Special Meetings ...........................................   - 12 -
  Section 4.5     Quorum .....................................................   - 12 -
  Section 4.6     Action Without Meeting .....................................   - 13 -
  Section 4.7     Telephone Meetings .........................................   - 13 -

ARTICLE 5 COMMITTEES OF DIRECTORS ............................................   - 13 -
  Section 5.1     Designation ................................................   - 13 -
  Section 5.2     Records of Meetings ........................................   - 14 -

ARTICLE 6 NOTICES ............................................................   - 15 -
  Section 6.1     Method of Giving Notice ....................................   - 15 -
  Section 6.2     Waiver .....................................................   - 15 -

ARTICLE 7 OFFICERS ...........................................................   - 15 -
  Section 7.1     In General .................................................   - 15 -
  Section 7.2     Annual Appointment .........................................   - 16 -
  Section 7.3     Election of Other Officers .................................   - 16 -
  Section 7.4     Salaries ...................................................   - 16 -
  Section 7.5     Term of Office .............................................   - 16 -
  Section 7.6     Duties of Chairman of the Board, Chief
                  Executive Officer, Chief Operating
                  Officer, Chief Financial Officer,
                  Medical Director and President .............................   - 16 -
  Section 7.7     The Chairman of the Board of Directors .....................   - 16 -
  Section 7.8     The Chief Executive Officer ................................   - 17 -
  Section 7.9     The President ..............................................   - 17 -
  Section 7.10    The Chief Operating Officer ................................   - 18 -
  Section 7.11    The Chief Financial Officer ................................   - 18 -
  Section 7.12    The Medical Director .......................................   - 18 -
  Section 7.13    Duties of Vice-President ...................................   - 19 -
  Section 7.14    Duties of Secretary ........................................   - 19 -
  Section 7.15    Duties of Assistant Secretary ..............................   - 19 -
  Section 7.16    Duties of Treasurer ........................................   - 20 -
  Section 7.17    Duties of Assistant Treasurer ..............................   - 20 -

ARTICLE 8 RESIGNATIONS, REMOVALS AND VACANCIES ...............................   - 21 -
  Section 8.1     Directors ..................................................   - 21 -
                  Resignations ...............................................   - 21 -
                  Removals ...................................................   - 21 -
                  Vacancies ..................................................   - 21 -
  Section 8.2     Officers ...................................................   - 21 -
  Section 8.3     Amendments .................................................   - 22 -

ARTICLE 9 CERTIFICATE OF STOCK ...............................................   - 22 -
  Section 9.1     Issuance of Stock ..........................................   - 22 -
  Section 9.2     Right to Certificate; Form .................................   - 22 -
  Section 9.3     Facsimile Signature ........................................   - 23 -
  Section 9.4     Lost Certificates ..........................................   - 23 -
  Section 9.5     Transfer of Stock ..........................................   - 24 -
  Section 9.6     Registered Stockholders ....................................   - 24 -

ARTICLE 10 INDEMNIFICATION ...................................................   - 24 -
  Section 10.1    Third Party Actions ........................................   - 24 -
  Section 10.2    Derivative Actions .........................................   - 25 -
  Section 10.3    Expenses ...................................................   - 26 -
  Section 10.4    Authorization ..............................................   - 26 -
  Section 10.5    Advance Payment of Expenses ................................   - 26 -
  Section 10.6    Non-Exclusiveness ..........................................   - 27 -


  Section 10.7    Insurance ..................................................   - 27 -
  Section 10.8    Constituent Corporations ...................................   - 27 -
  Section 10.9    Additional Indemnification .................................   - 28 -

ARTICLE 11 EXECUTION OF PAPERS ...............................................   - 28 -

ARTICLE 12 FISCAL YEAR .......................................................   - 28 -

ARTICLE 13 SEAL ..............................................................   - 29 -

ARTICLE 14 OFFICES ...........................................................   - 29 -

ARTICLE 15 AMENDMENTS ........................................................   - 29 -



                                 AMERIPATH, INC.

                                     BYLAWS


                                    ARTICLE 1

                          CERTIFICATE OF INCORPORATION

         Section 1.1 CONTENTS. The name, location of principal office and purposes of the Corporation shall be as set forth in its Certificate of Incorporation. These Bylaws, the powers of the Corporation and of its Directors and stockholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in said Certificate of Incorporation. The Certificate of Incorporation is hereby made a part of these Bylaws.

         Section 1.2 CERTIFICATE IN EFFECT. All references in these Bylaws to the Certificate of Incorporation shall be construed to mean the Certificate of Incorporation of the Corporation as from time to time amended, including (unless the context shall otherwise require) all certificates and any agreement of consolidation or merger filed pursuant to the Delaware General Corporation Law, as amended.

                                    ARTICLE 2

                            MEETINGS OF STOCKHOLDERS

         Section 2.1 PLACE. All meetings of the stockholders may be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors, the Chairman of the Board of Directors or the President and stated in the notice of the meeting or in any duly executed waiver of notice thereof.

         Section 2.2 ANNUAL MEETING. Annual meetings of stockholders, shall be held on the second Tuesday of April in each year, if not a legal holiday, and, if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors, the Chairman of the Board of Directors or the President and stated in the notice of the meeting. If such annual meeting has not been held on the day herein provided therefor, a special meeting of the stockholders in lieu of the annual meeting may be held, and any business transacted or elections held at such special meeting shall have the same effect as if transacted or held at the annual meeting, and in such case all references in these Bylaws, except in this
Section 2.2, to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

         Section 2.3 SPECIAL MEETINGS. Except as otherwise required by law and subject to the rights of the holders of the Preferred Stock, special meetings of stockholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution approved by a majority of the entire Board, (ii) the Corporation's President or (iii) the Chairman of the Board of the Corporation. Special meetings of the stockholders may be held at such time and date, and at such place as shall be designated by the Board of Directors and set forth in the notice of meeting required pursuant to Section 2.4. Notwithstanding anything contained in these Bylaws to the contrary, this Section 2.3 shall not be altered, amended or repealed except by an affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of the outstanding shares of all capital stock entitled to vote for the election of directors. Only such business as is set forth in the notice of a special meeting may be transacted at such Special Meeting.

         Section 2.4 NOTICE OF MEETINGS. A written notice of all meetings of stockholders stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the special meeting is called, shall be given to each stockholder entitled to vote at such meeting. Except as otherwise provided by law, such notice shall be given not less than ten nor more than sixty days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 2.5 AFFIDAVIT OF NOTICE. An affidavit of the Secretary or an Assistant Secretary or the transfer agent of the Corporation that notice of a stockholders meeting has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         Section 2.6 QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, except as hereinafter provided, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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         Section 2.7 VOTING REQUIREMENTS. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of any applicable statute or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 2.8 PROXIES AND VOTING. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote the pledged shares, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote said shares, in which case only the pledgee, or his proxy, may represent and vote such shares. Shares of the capital stock of the Corporation owned by the Corporation shall not be voted, directly or indirectly.

         Section 2.9 NO STOCKHOLDER ACTION WITHOUT MEETING. Any action required or permitted to be taken by the stockholders of the Corporation shall be taken at a duly called annual or special meeting of such holders and may not be taken by any consent in writing by such holders. Notwithstanding anything contained in these Bylaws to the contrary, this Section 2.9 shall not be altered, amended or repealed except by an affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of the outstanding shares of all capital stock entitled to vote for the election of directors.

         Section 2.10 STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list, the stock ledger or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 2.11 RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If no record date is fixed by the Board of Directors:

                  (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                  (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

                  (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         Section 2.12 ADVANCE NOTICE OF STOCKHOLDER PROPOSED BUSINESS AT ANNUAL MEETING. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 120 days nor more than 150 days prior to the first anniversary of the date of the Corporation's notice of annual meeting provided with respect to the previous year's annual meeting; provided, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than 30 calendar days earlier than or 60 calendar days after such anniversary, notice by the stockholder, to be timely, must be so received not more than 90 days nor later than the later of (i) 60 days prior to the annual meeting or (ii) the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

         Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 12; provided, however, that nothing in this
Section 12 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

         The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         Notwithstanding anything contained in the Bylaws to the contrary, this
Section 12 shall not be altered, amended or repealed except by an affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of the outstanding shares of all capital stock entitled to vote for the election of directors.

                                    ARTICLE 3

                                   DIRECTORS

         Section 3.1 NUMBER; ELECTION AND TERM OF OFFICE. The Corporation's Board shall consist of not less than three nor more than twelve members, with the exact number to be fixed from time to time in accordance with a resolution adopted by a majority of the entire Board. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The Board shall be divided into three classes. The number of directors elected to each class shall be as nearly equal in number as possible. Each director in the first class shall be elected to an initial term expiring at the next ensuing annual meeting of stockholders, each director in the second class shall be elected to an initial term expiring at the annual meeting of stockholders held one year thereafter and each director in the third class shall be elected to an initial term expiring at the annual meeting of stockholders held one year thereafter, in each case until his or her successor is duly elected and qualified or until his or her earlier resignation, death, incapacity or removal from office. Upon the expiration of the initial terms of office for each class of directors, the successor directors of each class shall be elected for a full term of three years, to serve until their successors are duly elected and qualified or until their earlier resignation, death, incapacity or removal from office. The Board shall apportion any increase or decrease in the number of directors among the classes as nearly equal in number as possible.

         Section 3.2 DUTIES. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

         Section 3.3 COMPENSATION. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 3.4 RELIANCE ON BOOKS. A member of the Board of Directors or a member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any committee, or in relying in good faith upon other records of the Corporation.

         Section 3.5 STOCKHOLDER NOMINATIONS FOR DIRECTOR CANDIDATES. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3.5. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 120 days nor more than 150 days prior to the first anniversary of the date of the Corporation's notice of annual meeting provided with respect to the previous year's annual meeting; provided, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than 30 calendar days earlier than or 60 calendar days after such anniversary, notice by the stockholder, to be timely, must be so received not more than 90 days nor later than the later of (i) 60 days prior to the annual meeting or (ii) the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person,

(ii) the principal occupation or employment of the persons, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, (iv) the consent of each nominee to serve as a director of the Corporation if so elected, and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice, (i) the name and record address of that stockholder, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

         The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 3.6 AMENDMENTS. Notwithstanding anything contained in the Bylaws to the contrary, this Article 3 shall not be altered, amended or repealed except by an affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of the outstanding shares of all capital stock entitled to vote for the election of directors.

                                    ARTICLE 4

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 4.1 PLACE. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 4.2 ANNUAL MEETING. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders or any special meeting held in lieu thereof, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting.

         Section 4.3 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         Section 4.4 SPECIAL MEETINGS. Special meetings of the Board may be called by the President on two days' notice to each Director either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors unless the Board consists of only one Director, in which case special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of the sole Director.

         Section 4.5 QUORUM. At all meetings of the Board a majority of the Directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the

Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 4.6 ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 4.7 TELEPHONE MEETINGS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                                    ARTICLE 5

                             COMMITTEES OF DIRECTORS

         Section 5.1 DESIGNATION.

               (a) The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

               (b) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

               (c) Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 5.2 RECORDS OF MEETINGS. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                                    ARTICLE 6

                                     NOTICES

         Section 6.1 METHOD OF GIVING NOTICE. Whenever, under any provision of the law or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any Director or stockholder, such notice shall be given in writing by the Secretary or the person or persons calling the meeting by leaving such notice with such Director or stockholder at his residence or usual place of business or by mailing it addressed to such Director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram.

         Section 6.2 WAIVER. Whenever any notice is required to be given under any provision of law or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
                                    ARTICLE 7

                                    OFFICERS

         Section 7.1 IN GENERAL. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer, a Medical Director and one or more Vice Presidents, Executive Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

         Section 7.2 ANNUAL APPOINTMENT. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President, a Secretary and a Treasurer.

         Section 7.3 ELECTION OF OTHER OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem appropriate who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 7.4 SALARIES. The salaries of all officers and agents of the Corporation may be fixed by the Board of Directors.

         Section 7.5 TERM OF OFFICE. The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time in the manner specified in Section 8.2.

         Section 7.6 DUTIES OF CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER, CHIEF OPERATING OFFICER, CHIEF FINANCIAL OFFICER, MEDICAL DIRECTOR AND PRESIDENT. The following officers of the Corporation, to the extent appointed by the Board of Directors in accordance with these By-Laws, shall have and may exercise the following respective duties and powers:

         Section 7.7 THE CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors (the "Chairman"), if any, shall make his counsel available to the other officers of the Corporation, shall be authorized to sign stock certificates on behalf of the Corporation and shall preside at all meetings of the Directors at which he is present, and, in the absence of the Chief Executive Officer, shall preside at all meetings of the stockholders, and shall also have such other or further duties and powers as may from time to time be conferred upon him by the Board of Directors.

         Section 7.8 THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation shall be the principal executive officer of the corporation, with general executive powers and duties regarding the Corporation. The Chief Executive Officer shall preside at all meetings of stockholders and, if he is a Director, at all meetings of the Board of Directors if there shall be no Chairman or in the absence of the Chairman, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall also have and may exercise such other or further duties and powers as may from time to time be conferred upon, or assigned to, him by the Board of Directors. Absent a Board of Director resolution to the contrary, the President shall be the Chief Executive Officer of the Corporation.

         Section 7.9 THE PRESIDENT. The President shall be the chief administrative officer of the Corporation and shall have powers and duties consistent with such position. The President shall execute bonds, mortgages, loans and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall also have and may exercise such other or further duties and powers as may from time to time be conferred upon, or assigned to, him by the Chief Executive Officer, if any, or the Board of Directors.

Absent a Board of Director resolution to the contrary, the President shall be the Chief Executive Officer, Chief Operating Officer of the Corporation.

         Section 7.10 THE CHIEF OPERATING OFFICER. The Chief Operating Officer of the Corporation shall be the principal officer responsible for the operations of the Corporation, and shall have general and active management of the day-to-day business, operations and affairs of the Corporation. The Chief Operating Officer shall also have and may exercise such other or further duties and powers as may from time to time be conferred upon, or assigned to, him by the Chief Executive Officer, if any, or the Board of Directors. Absent a Board of Director resolution to the contrary, the President shall be the Chief Operating Officer of the Corporation.

         Section 7.11 THE CHIEF FINANCIAL OFFICER. The Chief Financial Officer of the Corporation shall be the principal officer responsible for the financial and accounting systems of the Corporation, and shall have general and active responsibility of the day-to-day financial systems and controls of the Corporation. The Chief Financial Officer shall also have and may exercise such other or further duties and powers as may from time to time be conferred upon, or assigned to, him by the Chief Executive Officer, if any, or the Board of Directors.

         Section 7.12 THE MEDICAL DIRECTOR. The Medical Director of the Corporation shall be the principal officer of the Corporation responsible for the medical and health care aspects of the Corporation, and shall have general and active responsibility with respect to all medical and health care decisions of the Corporation. The Medical Director shall also have and may exercise such other or further duties and powers as may from time to time be conferred upon, or assigned to, him by the Chief Executive Officer, if any, or the Board of Directors.

         Section 7.13 DUTIES OF VICE-PRESIDENT. In the absence of the President or in the event of his inability or refusal to act, the Vice-President (or in the event there be more than one Vice- President, the Vice-Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President not otherwise conferred upon the Chairman of the Board, if any, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 7.14 DUTIES OF SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, except as otherwise provided in these By-Laws, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have charge of the stock ledger (which may, however, be kept by any transfer agent or agents of the Corporation under his direction) and of the corporate seal of the Corporation.

         Section 7.15 DUTIES OF ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 7.16 DUTIES OF TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of this office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         Section 7.17 DUTIES OF ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                    ARTICLE 8

                      RESIGNATIONS, REMOVALS AND VACANCIES

         Section 8.1 DIRECTORS.

               (a) Resignations. Any Director may resign at any time by giving written notice to the Board of Directors or the President or the Secretary. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

               (b) REMOVALS. Subject to any provisions of the Certificate of Incorporation, the holders of stock entitled to vote for the election of Directors may, at any meeting called for the purpose, by vote of a majority of the shares of such stock outstanding, remove any Director or the entire Board of Directors with or without cause and fill any vacancies thereby created. This
Section 8.1(b) may not be altered, amended or repealed except by the holders of a majority of the shares of stock issued and outstanding and entitled to vote for the election of the Directors.

               (c) VACANCIES. Vacancies occurring in the office of Director and newly created Directorships resulting from any increase in the authorized number of Directors shall be filled by a majority of the Directors then in office, though less than a quorum, unless previously filled by the stockholders entitled to vote for the election of Directors, and the Directors so chosen shall hold office subject to the Bylaws until the next annual election and until their successors are duly elected and qualify or until their earlier resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

         Section 8.2 OFFICERS. Any officer may resign at any time by giving written notice to the Board of Directors or the President or the Secretary. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The Board of Directors may, at any meeting called for the purpose, by vote of a majority of their entire number, remove from office any officer of the Corporation or any member of a committee, with or without cause. Any vacancy occurring in the office of President, Secretary or Treasurer shall be filled by the Board of Directors and the officers so chosen shall hold office subject to the By-Laws for the unexpired term in respect of which the vacancy occurred and until their successors shall be elected and qualify or until their earlier resignation or removal.

         Section 8.3 AMENDMENTS. Notwithstanding anything contained in the Bylaws to the contrary, this Article VIII shall not be altered, amended or repealed except by an affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of the outstanding shares of all capital stock entitled to vote for the election of directors.

                                    ARTICLE 9

                              CERTIFICATE OF STOCK

         Section 9.1 ISSUANCE OF STOCK. The Directors may, at any time and from time to time, if all of the shares of capital stock which the Corporation is authorized by its Certificate of Incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its Certificate of Incorporation. Such stock shall be issued and the consideration paid therefor in the manner prescribed by law.

         Section 9.2 RIGHT TO CERTIFICATE; FORM. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation; provided that the Directors may provide by one or more resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertified shares. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

         Section 9.3 FACSIMILE SIGNATURE. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 9.4 LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 9.5 TRANSFER OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 9.6 REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE 10

                                 INDEMNIFICATION

         Section 10.1 THIRD PARTY ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 10.2 DERIVATIVE ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 10.3 EXPENSES. To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 10.1 and 10.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 10.4 AUTHORIZATION. Any indemnification under Sections 10.1 and
10.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 10.1 and 10.2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

         Section 10.5 ADVANCE PAYMENT OF EXPENSES. Expenses incurred by an officer or Director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such officer or Director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article
10. Such expenses
incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         Section 10.6 NON-EXCLUSIVENESS. The indemnification provided by this
Article 10 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 10.7 INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this
Article 10.

         Section 10.8 CONSTITUENT CORPORATIONS. The Corporation shall have power to indemnify any person who is or was a director, officer, employee or agent of a constituent corporation absorbed in a consolidation or merger with this Corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in the same manner as hereinabove provided for any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         Section 10.9 ADDITIONAL INDEMNIFICATION. In addition to the foregoing provisions of this Article 10, the Corporation shall have the power, to the full extent provided by law, to indemnify any person for any act or omission of such person against all loss, cost, damage and expense (including attorney's fees) if such person is determined (in the manner prescribed in Section 10.4 hereof) to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Corporation.

                                   ARTICLE 11

                               EXECUTION OF PAPERS

         Except as otherwise provided in these Bylaws or as the Board of Directors may generally or in particular cases otherwise determine, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other instruments authorized to be executed on behalf of the Corporation shall be executed by the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Secretary or Treasurer.

                                   ARTICLE 12

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                   ARTICLE 13

                                      SEAL

         The Corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the word "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE 14

                                     OFFICES

         In addition to its principal office, the Corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE 15

                                   AMENDMENTS

         The Board shall have the power to adopt, amend or repeal the Bylaws or any part hereof. Certain provisions of the Bylaws, as stated herein, may not be altered, amended or repealed except by an affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of the outstanding shares of all capital stock entitled to vote for the election of directors. Except for such provisions requiring an eighty percent (80%) vote to alter, amend or repeal, the Bylaws may be altered, amended or repealed, and new bylaws may be adopted, by the stockholders upon the affirmative vote of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote at a stockholders' meeting duly called for such purpose. Notwithstanding anything contained in these Bylaws to the contrary, this Article 15 shall not be altered, amended or repealed except by an affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of the outstanding shares of all capital stock entitled to vote for the election of directors.


                                     - 30 -